UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL HEALTH INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 8, 2017 AT 1:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the “Meeting”) of National Health Investors, Inc. (“NHI” or the “Company”). The Meeting will be held at the Embassy Suites, 1200 Conference Center Blvd., Murfreesboro, Tennessee on Monday, May 8, 2017, at 1:00 pm CDT, for the following purposes:

(1)	To elect two directors, W. Andrew Adams and Robert A. McCabe, Jr., both current directors of the Company;

(2)	To approve, on an advisory basis, the compensation paid to our named executive officers;

(3)	To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers;

(4)	To ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(5)    To transact such other business as may properly come before the Meeting or any continuances of it.

The Board of Directors has fixed the close of business on Friday, March 10, 2017 (the “Record Date”), for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

To assure your representation at the Meeting, the Board of Directors solicits votes by the execution and prompt return of the proxy in the enclosed return envelope by mail or by use of our telephone or Internet voting procedures. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy. Whether you are able to attend the Meeting or not, we urge you to indicate your vote as follows:

*    FOR the election of Mr. Adams and Mr. McCabe as Directors of NHI;

*	FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement;

*	FOR a frequency of every ONE YEAR for future non-binding shareholder advisory votes on compensation of our named executive officers; and

*	FOR ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017.

By order of the Board of Directors,

/s/ Susan Sidwell
Corporate Secretary
Murfreesboro, Tennessee
March 17, 2017

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive
Murfreesboro, Tennessee 37129

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. (“NHI” or the “Company”) to be voted at the Annual Meeting (the “Meeting”) of the Shareholders on Monday, May 8, 2017, commencing at 1:00 pm CDT and at any continuances of the Meeting. The Meeting will be held at the Embassy Suites, 1200 Conference Center Blvd., Murfreesboro, Tennessee. It is anticipated that this proxy statement and the form of proxy solicited on behalf of our Board of Directors will be filed with the Securities and Exchange Commission (“SEC”) and an accompanying Notice mailed to our shareholders on March 17, 2017.

Why am I receiving this proxy statement and proxy form?

As permitted by the SEC, we are making this proxy statement and our 2016 Annual Report on Form 10-K (the “2016 Annual Report”) available to our shareholders electronically via the Internet. If you received a Notice by mail, you will not automatically receive a printed copy of the proxy material in the mail. Instead, the Notice instructs you how to access and review on the Internet all of the important information contained in the proxy statement and 2016 Annual Report. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

You are receiving the Notice by mail or this proxy statement and proxy form because you own shares of National Health Investors, Inc. common stock. This proxy statement describes issues on which you are entitled to vote. When you sign the proxy form, you appoint D. Eric Mendelsohn, the Company’s Chief Executive Officer, and Roger R. Hopkins, the Company’s Chief Accounting Officer, or either of them, as your representative at the Meeting. Mr. Mendelsohn and Mr. Hopkins will vote your shares at the Meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the Meeting.

If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the Meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.

If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who is soliciting my proxy and who is paying the cost of the solicitation?

The Company’s Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to the beneficial owners of our common stock. We utilize the services of Broadridge Financial Solutions Inc. to disseminate our proxy materials for an estimated cost of $60,000.

What am I voting on?

At the Meeting you will be asked to vote on four proposals: The first proposal is the election of two Directors to serve a three-year term on the Company’s Board of Directors. The second proposal is a non-binding advisory approval of the Company’s executive compensation as described in this proxy statement. The third proposal is a nonbinding advisory vote on the frequency of the advisory vote on executive compensation. The fourth proposal is the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

Who is entitled to vote?

Only shareholders of record at the close of business on Friday, March 10, 2017 (the “Record Date”) are entitled to notice of and to vote at the Meeting or any continuances. We have no class or series of shares currently outstanding other than our common stock. Each holder of the shares of our common stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

How do I vote?

You may vote your shares either in person at the Meeting, by telephone or on the Internet or by proxy. If you duly execute and return a proxy in the accompanying form or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the proxy voting instructions included in the Notice. If your shares are registered in your own name and you attend the Meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting.

Will my shares be voted if I do not sign and return my proxy form?

If your shares are registered in your name and you do not return your proxy form or do not vote in person at the Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as compensation proposals. The New York Stock Exchange rules provide that uncontested director elections are not considered routine matters and brokers do not have discretion to vote on any director election.

Can I change my vote after I return my proxy form?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Company at or prior to the Meeting.

How many votes are needed to hold the Meeting?

As of the Record Date, the Company had a total of 40,116,926 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the Record Date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a shareholder is present and votes in person at the Meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the Meeting.

What is the Board of Directors’ recommendation and how will my shares be voted?

The Board of Directors recommends a vote (1) FOR the election of Mr. Adams and Mr. McCabe as Directors of NHI; (2) FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement; (3) FOR a frequency of every ONE YEAR for future non-binding shareholder advisory votes on compensation of our named executive officers; and (4) FOR ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017. If properly signed and returned in time for the Meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, the persons named as the proxy holder on the proxy form will vote as recommended by the Board of Directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum, but are not considered votes cast with respect to the tabulations of votes cast on proposals presented to shareholders. Each proposal is tabulated separately.

Can I vote on other matters or submit a proposal to be considered at the Meeting?

The Company has not received timely notice of any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be considered at the Meeting. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s bylaws. The Company does not intend to present any other business at the Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement as the date specified in the Company’s bylaws for advance notice of proposals by shareholders has passed. If any other matters properly come before the Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or in their discretion, in each case to the extent permitted under the Federal securities laws.

It is contemplated that the Company’s 2018 annual meeting of shareholders will take place in May 2018. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on November 17, 2017. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2018 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than January 31, 2018.

Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this proxy statement.

EQUITY OWNERSHIP OF CERTAIN PRINCIPAL BENEFICIAL OWNERS

The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, on the Record Date, no person was known to us to own beneficially more than 5% of the outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,018,303	(1)	15.00%
Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10022	3,205,290	(2)	7.99%
Common Stock	Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	2,972,422	(3)	7.41%
Common Stock	Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	2,735,574	(4)	6.82%
Common Stock	JPMorgan Chase & Co 270 Park Avenue New York, NY 10017	2,251,028	(5)	5.61%
(1) Based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2017.
(2) Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2017.
(3) Based solely on a Schedule 13G/A filed by Vanguard Specialized Funds on February 13, 2017.
(4) Based solely on a Schedule 13G/A filed by Invesco Ltd on February 14, 2017.
(5) Based solely on a Schedule 13G/A filed by JPMorgan Chase & Co. on January 27, 2017.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of the Record Date, of our common stock of each director, each director nominee and each executive officer listed in the table below, and of the directors and executive officers as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	1,505,895	(2)	3.75%
Common Stock	Robert A. McCabe, Jr. 211 Commerce St., Ste. 300 Nashville, TN 37201	30,169	(3)	*
Common Stock	Robert T. Webb 141 E. MTCS Road Murfreesboro, TN 37129	102,784	(4)	*
Common Stock	James R. Jobe 745 S. Church Street Murfreesboro, TN 37133	28,616	(5)	*
Common Stock	D. Eric Mendelsohn 222 Robert Rose Drive Murfreesboro, TN 37129	80,318	(6)	*
Common Stock	Roger R. Hopkins 222 Robert Rose Drive Murfreesboro, TN 37129	83,000	(7)	*
Common Stock	Kristin S. Gaines 222 Robert Rose Drive Murfreesboro, TN 37129	182,817	(8)	*
Common Stock	Kevin C. Pascoe 222 Robert Rose Drive Murfreesboro, TN 37129	66,931	(9)	*
Common Stock	John L. Spaid 222 Robert Rose Drive Murfreesboro, TN 37129	27,131	(10)	*
Common Stock	All Directors and Executive Officers as a group - 9 persons	2,107,661	(11)	5.19%
* Less than 1%
(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. The percentages shown are based on 40,116,926 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of the Record Date.
(2) Includes options to purchase 90,000 shares of common stock and 11,707 shares of common stock owned by Mr. Adams’ spouse. Also includes 54,186 shares owned by three trusts for which Mr. Adams is a trustee and 1,118,586 shares owned by limited partnerships controlled by Mr. Adams. Of these shares, 244,600 are pledged as a security for a loan by Mr. Adams. Also includes 222,307 shares which are owned by a private foundation of which he is a director; however, Mr. Adams expressly disclaims ownership in these shares.
(3) Includes options to purchase 20,000 shares of common stock. Includes 10,169 shares held in a margin account.
(4) Includes options to purchase 20,000 shares of common stock and 25,194 shares owned by Mr. Webb’s spouse.
(5) Includes options to purchase 20,000 shares of common stock and 8,116 shares owned jointly with Mr. Jobe’s spouse and 500 held in an IRA.
(6) Includes options to purchase 71,667 shares of common stock.
(7) Includes options to purchase 50,000 shares of common stock. Of these shares, 5,400 are pledged as security for a loan by Mr. Hopkins.
(8) Includes options to purchase 149,998 shares of common stock. Of these shares, 22,131 are pledged as security for a loan by Ms. Gaines.
(9) Includes options to purchase 46,666 shares of common stock. Of these shares, 20,265 are pledged as security for a margin loan by Mr. Pascoe, which loan has a current balance of $0.
(10) Includes options to purchase 26,666 shares of common stock.
(11) Includes options to purchase 494,997 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NHI is managed by its four-person Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors and executive officers:

Name	Age	Director Since	Position	Expiration of term
W. Andrew Adams	71	1991	Chairman of the Board	2017
Robert A. McCabe, Jr.	66	2001	Director	2017
Robert T. Webb	72	1991	Director	2018
James R. Jobe	55	2013	Director	2019
D. Eric Mendelsohn	55		President & CEO	—
Roger R. Hopkins	55		Chief Accounting Officer	—
Kristin S. Gaines	45		Chief Credit Officer	—
Kevin C. Pascoe	36		Chief Investment Officer	—
John L. Spaid	57		EVP - Finance	—

W. Andrew Adams (Independent Director) has been our Chairman of the Board of Directors since our inception in 1991. Mr. Adams served as both President and Chief Executive Officer of the Company from our inception until his retirement as President in February 2009 and as Chief Executive Officer in March 2011. Mr. Adams was President and Chief Executive Officer of National HealthCare Corporation (“NHC”) until he resigned those positions in 2004. He remains on NHC’s Board of Directors and served as Chairman of the Board until 2008. Mr. Adams served as President of National Health Realty, Inc. (“NHR”) from 1997 until November 2004 and served as Chairman of the Board until NHR was acquired by NHC in 2007. Effective January 16, 2017, Mr. Adams was appointed to the Governing Board of Middle Tennessee State University. Mr. Adams has previously served on the Boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America. He received his Bachelor of Science and Master of Business Administration degrees from Middle Tennessee State University.

The Board of Directors concluded Mr. Adams should serve as a director of the Company based on his prior role as Chief Executive Officer of the Company, extensive experience in the healthcare and REIT industries and his thorough understanding of the Company. Mr. Adams has not been an officer of the Company since February 28, 2011 and based on the NYSE rules and the Company’s amended bylaws, the Board has determined that he is an independent director.

Robert A. McCabe, Jr. (Independent Director) has served as a director of the Company since February 2001. Mr. McCabe has been Chairman of Pinnacle Financial Partners in Nashville, Tennessee since August 2000. He began his banking career with the former Park National Bank of Knoxville, Tennessee (“PNB”) and held numerous executive positions with PNB and its successor, First American National Bank. In 1994, Mr. McCabe was appointed vice chairman of First American Corporation. In March 1999, he was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999. Mr. McCabe serves as chairman of Nashville Electric Service, a municipal electric distribution company. Mr. McCabe is currently a director of Diversicare Healthcare Services, Inc. He was also a director of Goldleaf Financial Solutions, Inc. until its sale in 2009 and a director of SSC Services of Knoxville, Tennessee until 2010. Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World President’s Organization, Chief Executives Organization, served as the past Chairman of the Board of Trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also the past chairman of the Middle Tennessee Boy Scout Council, the Nashville Symphony and the Nashville Downtown Partnership. Mr. McCabe received his Master of Business Administration degree from the University of Tennessee and completed the Advanced Management Program of Harvard Business School. Mr. McCabe is Chairman of NHI’s Audit Committee, and is a member of the Nominating and Corporate Governance Committee and Compensation Committee.

The Board of Directors concluded Mr. McCabe should serve as a director of the Company because of his extensive leadership experience, his understanding of finance, accounting and the banking industry, and his independence from the Company.

Robert T. Webb (Independent Director) has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the Vice President and Treasurer of Webb’s Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. Mr. Webb served as President of Webb’s Refreshments until that position was assumed by his son in 2010. He attended

David Lipscomb College and received a Bachelor of Arts in business marketing from Middle Tennessee State University in 1969. Mr. Webb is Chairman of NHI’s Compensation Committee, and is a member of the Audit Committee and Nominating and Corporate Governance Committee.

The Board of Directors concluded Mr. Webb should serve as a director of the Company based on his extensive real estate business experience, his leadership qualities and his independence from the Company.

James R. Jobe (Independent Director) joined NHI as a director on April 29th, 2013. Mr. Jobe is a partner in the accounting firm of Jobe, Hastings & Associates, CPA’s, established in 1984 in Murfreesboro, Tennessee. In that capacity, he has provided accounting and consulting services in the healthcare and long-term care industries for over 30 years. Mr. Jobe previously served as an independent director of National Health Realty, Inc., a publicly-traded real estate investment trust, until its merger with NHC in 2007. He received his Bachelor of Business Administration in Accounting from Middle Tennessee State University in 1984 and became a certified public accountant in 1986. Mr. Jobe is Chairman of NHI’s Nominating and Corporate Governance Committee, and is a member of the Audit Committee and Compensation Committee.

The Board of Directors concluded that Mr. Jobe should serve as a director of the Company based on his public company director experience, his accounting experience within the long-term care industry, and his independence from the Company.

D. Eric Mendelsohn joined NHI in January 2015 as Executive Vice President of Corporate Finance. Mr. Mendelsohn was named interim CEO in August 2015 and Chief Executive Officer and President on October 5, 2015. He has over 15 years of healthcare real estate and financing experience. Previously, Mr. Mendelsohn was with Emeritus Senior Living for 9 years, most recently as a Senior Vice President of Corporate Development where he was responsible for the financing and acquisition of assisted living properties, home health care companies, administration of joint venture relationships and executing corporate finance strategies. Prior to Emeritus, Mr. Mendelsohn was with the University of Washington as a Transaction Officer where he worked on the development, acquisition and financing of research, clinic and medical properties. Prior to that, Mr. Mendelsohn was a practicing transaction attorney, representing lenders and landlords. Mr. Mendelsohn has a Bachelor of Science degree from American University in International Relations, a Law Degree from Pepperdine University, and a Masters (LLM) in Banking and Finance from Boston University. Mr. Mendelsohn is a member of the Florida and Washington State Bar Associations.

Roger R. Hopkins joined the former management advisor of NHI in July 2006 and was named Chief Accounting Officer for NHI in December 2006. With nearly 35 years of combined financial experience in public accounting and the real estate industry, he positioned companies to access public and private capital markets for equity and debt. Mr. Hopkins is responsible for the development of financial and tax strategies, reporting metrics, supplemental data reports and NHI’s internal control system. He has accounted for significant acquisitions and financings by NHI, including the successful executions of convertible debt and follow-on equity offerings, private debt placements and bank financing arrangements. Mr. Hopkins was an audit partner in the Nashville, Tennessee office of Rodefer Moss & Co, PLLC, a regional accounting firm with five offices in Tennessee and Kentucky, where he brought extensive experience in Securities and Exchange Commission filing requirements and compliance issues. He was previously a senior manager in the Nashville, Tennessee office of Deloitte & Touche. Mr. Hopkins received a Bachelor of Science in Accounting from Tennessee Technological University in 1982 and is a Certified Public Accountant licensed in Tennessee.

Kristin S. Gaines was appointed NHI’s Chief Credit Officer in February 2010. She joined NHI in 1998 as a Credit Analyst. During her tenure with NHI, Ms. Gaines has had a progressive career in the areas of real estate, finance and operations. Her experience has resulted in a breadth of expertise in underwriting, asset management and real estate transactions. Ms. Gaines holds a Master of Business Adminstration and a Bachelor of Business Administration in Accounting from Middle Tennessee State University.

Kevin C. Pascoe joined National Health Investors in June 2010 as Vice President of Asset Management. He was named Executive Vice President of Investments in January 2015 and was named Chief Investment Officer in February 2017. Mr. Pascoe oversees NHI’s business development, asset management, relationship management with existing tenants and conducts operational due diligence on NHI’s new investment opportunities. He has over 12 years of health care real estate background including his experience with General Electric - Healthcare Financial Services (“GE HFS”) (2006 – 2010) where he most recently served as a Vice-President. With GE HFS, he moved up through the organization while working on various assignments including relationship management, deal restructuring, and special assets. He also was awarded an assignment in the GE Capital Global Risk Rotation Program. Mr. Pascoe holds a Master of Business Administration and a Bachelor of Business Administration in Economics from Middle Tennessee State University.

John L. Spaid joined NHI in March 2016. He comes to NHI with nearly 30 years of experience in real estate, finance and senior housing. From November 2015 until joining NHI, Mr. Spaid provided consulting services to NHI, which services included acquisition underwriting analyses and Board presentations. Previously, Mr. Spaid was with Emeritus Senior Living as their Senior Vice President of Financial Planning and Analysis where he led corporate and operational financial analysis and support teams. His responsibilities included forecasting, investor presentation, annual budget, debt and lease obligation underwriting, M&A processes, financial modeling, due diligence, Board presentations and employee development from 2012 to 2014. Mr. Spaid was a member of the Sarbanes-Oxley compliance committee. Prior to Emeritus, Mr. Spaid was an independent financial consultant, who provided mergers & acquisition, work-out, and private equity consulting services from 2010 to 2011. He also served as the CFO of a regional assisted living and memory care provider in Redmond, Washington from the period 2008 to 2009. Mr. Spaid has a Bachelor of Business Administration degree with Honors from the University of Texas and an MBA degree with High Distinction from the University of Michigan.

Board of Directors and Committees of the Board

Mr. W. Andrew Adams has served as our Chairman since the Company was founded in 1991. Mr. J. Justin Hutchens resigned as our Chief Executive Officer and a member of the Board in August 2015 and Mr. D. Eric Mendelsohn was then named Chief Executive Officer. Upon Mr. Hutchens’ resignation, the Board approved the reduction in the size of Board to four members. Our Chief Executive Officer has not been a member of the Board of Directors since Mr. Hutchens resigned. Our Board of Directors is now comprised of Mr. Adams as Chairman of the Board and three other independent directors. The Board of Directors has three standing independent committees with separate chairs: the Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee. Mr. Adams does not serve on any of these committees. The Company does not currently have any management directors, but our corporate governance guidelines provide that our directors will meet in executive session at least annually and generally each quarter.

We believe that this leadership structure is effective for the Company. Our Chairman is charged with presiding over all meetings of the Board of Directors and our shareholders, and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations. Further, our CEO and Chairman have an excellent working relationship. With 26 years of experience with NHI as its founder and Chairman, Mr. Adams is well positioned to provide our CEO with guidance, advice and counsel regarding our Company’s business, operations and strategy. We believe that having Mr. Adams as Chairman allows us to continue to draw upon his extensive knowledge of the REIT and healthcare industries.

Our full Board of Directors regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our Board committees also considers the risk within its areas of responsibility. Each of the independent committee chairs leads the Board in its role of risk oversight with respect to such committee’s area of responsibility. Thus, the Audit Committee leads the risk management oversight with respect to the Company’s financial statements, the Compensation Committee with respect to the Company’s compensation policies and the Nominating and Corporate Governance Committee with respect to Corporate Governance. Each of the committees will continue to lead risk oversight with respect to such committee’s area of responsibility and the Chairman will add additional risk oversight with respect to the Company as a whole. We believe this structure provides effective oversight of the risk management function.

The Board of Directors held 11 meetings during 2016 and acted pursuant to two written consent actions. Each director attended more than 75% of the total number of meetings of the Board and each committee on which such director served. The Company strongly urges, but does not require, directors to attend the Annual Meeting of Shareholders. All directors were in attendance at the 2016 Annual Meeting.

The Board of Directors has determined that no director had a material relationship with the Company during 2016. Accordingly, Mr. Adams, Mr. McCabe, Mr. Webb and Mr. Jobe are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”), the SEC and the Company’s bylaws. Mr. Adams had not been considered independent prior to March 1, 2014, since he served as the Chief Executive Officer until March 1, 2011. Since more than three years have passed since Mr. Adams was an officer of the Company, under NYSE standards and the Company’s bylaws, he is now considered to be independent.

The three standing committees of the Board of Directors are the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee, the charters of which are provided on our website at www.nhireit.com. Each committee is comprised of three independent directors, and each committee is submitting a report in this proxy statement. Each committee adopted its respective charter, which provides that each committee elect a chairman. The committee meetings serve as the vehicle for addressing matters at a detailed level. During the Board of Directors meetings, there are regularly scheduled “Executive Sessions” of the independent directors with no members of management present. Mr. Adams, as chairman of the Board, leads the Executive Session meetings.

The Board of Directors has adopted the NHI Code of Business Conduct and Ethics, Corporate Governance Guidelines and the NHI Valuesline program which are available on our website at www.nhireit.com. This proxy statement contains a description of our Valuesline program under the caption “Shareholder Communications.”

The Board of Directors has determined that the chairman of the Audit Committee, Mr. McCabe, meets the SEC’s definition of “audit committee financial expert” and all three members of the Audit Committee are “financially literate” as required by NYSE rules. The Company has determined that Mr. McCabe is independent, as independence for audit committee members is defined under the NYSE listing standards. We maintain an internal audit function as required by NYSE rules to provide management and the Audit Committee with ongoing assessment of our risk management processes and system of internal control over financial reporting. Since 2006, we have outsourced this internal audit function to Rodefer Moss & Co., a Tennessee regional accounting firm with significant experience in providing audit and non-audit related services to its SEC clients.

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, reviewing the composition of the Board of Directors, developing, reviewing and recommending governance policies and principles for the Company and reviewing periodically the performance of the Board of Directors. The process we follow with respect to director nominations is to identify qualified individuals for Board membership and recommend them to the full Board of Directors for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National Health Investors, Inc., Attn: Nominating and Corporate Governance Committee, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129. Any such nominations by shareholders shall include the candidate’s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, we will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as we follow for candidates submitted by others.

In determining whether to recommend a candidate for the Board of Directors’ consideration, we look at diversity of experience and capabilities, with greater weight given to qualifications like an understanding of the healthcare industry, real estate, finance and accounting. The minimum and principal qualification of a director is the ability to act successfully on the shareholders’ behalf. We then evaluate each nominee and do an internal rank ordering. Existing Board members are automatically considered by us for a term renewal. We believe that the collective diversity of experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board of Directors to fulfill its responsibilities. We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

In November 2012, the Board of Directors amended its bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.

In accordance with our bylaw amendment, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. Any Director who tenders his or her resignation pursuant to this provision of our bylaws may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

The Nominating and Corporate Governance Committee met one time during 2016. On February 16, 2017, the Nominating and Corporate Governance Committee nominated Mr. Adams and Mr. McCabe for re-election to the Board of Directors. Our nominees were assessed and chosen in accordance with our Committee’s charter.

This report submitted by the NHI Nominating and Corporate Governance Committee.

James R. Jobe, Chairman
Robert T. Webb
Robert A. McCabe, Jr.

Report of the Audit Committee

The primary functions of the NHI Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (a) the Company’s systems of internal control regarding finance, accounting, legal compliance and ethical behavior; (b) the Company’s auditing, accounting and financial reporting processes; (c) the Company’s financial statements and other financial information provided by the Company to its shareholders, the public and others; (d) the Company’s compliance with legal and regulatory requirements; and (e) the performance of the Company’s internal audit function and independent auditors. The Committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee approves all audit engagement fees and terms and all non-audit engagements with the independent auditors.

During 2016, the Audit Committee met six times. At the 2016 Annual Meeting, shareholders ratified the Audit Committee’s selection of BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the 2016 fiscal year. BDO was engaged to review the condensed consolidated financial statements set forth in our Quarterly Report on Form 10-Q for each of the first three quarters of 2016 and to audit the Company’s consolidated financial statements and effectiveness of internal control over financial reporting as of December 31, 2016 set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Our Company’s management has the primary responsibility for the preparation of the financial statements, effectiveness of internal control over financial reporting, and the periodic filings with the SEC.

The responsibility of BDO is to express an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States of America, and to express an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and their reports dated February 16, 2017 expressed unqualified opinions thereon.

The Audit Committee (a) reviewed and discussed with management and BDO the quarterly and annual financial statements and disclosures of the Company contained in Form 10-Q and Form 10-K, respectively, (b) reviewed internal operating reports with management, and (c) made detailed inquiries of the Company’s internal auditor and independent auditor as part of the Committee’s review of the Company’s internal control over financial reporting. During Audit Committee meetings, the members met in executive session individually with the Chief Executive Officer, the Chief Accounting Officer (who also oversees Sarbanes-Oxley §404 compliance), the internal auditor and BDO, whenever the Audit Committee deemed it appropriate. The Audit Committee has discussed with BDO the matters required by the standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and as required by SEC and NYSE rules. In addition, the Audit Committee has received from and discussed with BDO the written disclosures and letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and concluded that BDO remains independent from management and the Company.

In reliance on the reviews and discussions referred to above, the responsibilities outlined in the Restated Audit Committee Charter and legal requirements applicable for 2016, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Company’s Annual Report on Form 10-K to the SEC for the year ended December 31, 2016.

This report is hereby submitted by the NHI Audit Committee.

Robert A. McCabe, Jr., Chairman
Robert T. Webb
James R. Jobe

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of our executive officers and to review and approve senior officers’ compensation. The Compensation Committee met four times during 2016. All members were present at the meetings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is hereby submitted by the NHI Compensation Committee.

Robert T. Webb, Chairman
Robert A. McCabe, Jr.
James R. Jobe

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

COMPENSATION DISCUSSION AND ANALYSIS

The objectives of our compensation programs are to actively motivate and retain qualified senior officers and other key employees who are responsible for our Company’s success. The compensation program is designed to reward our officers for the Company’s performance as a whole and for the officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive’s area of responsibility and the overall financial performance by the Company. In approving annual bonus awards, the Compensation Committee considers, among other factors, the Company’s revenue growth and profitability, the development and expansion of its business, the executive’s work during the year, past compensation, perceived contribution to the Company, level of responsibility, and any notable individual achievements or failings in the year in question. Those executives in a position to have a more significant impact on the financial performance of the Company are eligible to receive substantially larger bonuses than executives that are not in such a position. The Compensation Committee has not engaged a compensation consultant to date.

The Compensation Committee specifically discussed and concluded that we do not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives. The Company’s say-on-pay proposal was approved by over 95% of the votes cast at the 2016 annual meeting. The Committee and the Board had a discussion of the results of such shareholder vote and, given the significant level of shareholder support, the Committee did not materially revise the Company’s compensation policies and decisions relating to the named executive officers as a result of such vote. The Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

D. Eric Mendelsohn

On January 26, 2015, D. Eric Mendelsohn joined the Company as Executive Vice President - Corporate Finance. Mr. Mendelsohn’s employment letter provided for a signing bonus of $75,000, a relocation payment of $100,000, an initial base salary of $150,000 and a 2015 bonus of $150,000. Mr. Mendelsohn was named Interim Chief Executive Officer in August 2015 upon the departure of Justin Hutchens. As a result, Mr. Mendelsohn’s base salary was increased to $286,841 and his 2015 bonus potential remained at $150,000. On October 5, 2015, Mr. Mendelsohn was named President and Chief Executive Officer. In connection with the appointment, the Company and Mr. Mendelsohn entered into a new employment agreement which provided for an initial base salary of $300,000 and a Cash Performance Incentive Plan based on AFFO and dividend growth. The Cash Performance Incentive Plan did not apply for 2015 performance, and under the Cash Performance Incentive Plan for 2016, Mr. Mendelsohn was entitled to a normalized AFFO Bonus of $150,000 based on at least a 5% increase in the Company’s normalized AFFO as defined in the Agreement over 2015 and a Dividend Bonus of $150,000 based on at least a 5% increase in the Company’s recurring dividends as defined in the Agreement over 2015. His new employment agreement also provided for an option to purchase 75,000 shares of common stock to be granted in February 2016, which option will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant. On February 16, 2017 the Compensation Committee awarded Mr. Mendelsohn a bonus of $300,000 for achieving his goals. In addition, the Board elected to pay Mr. Mendelsohn a discretionary bonus of $300,000 as a result of exceptional performance for 2016. Also on February 16, 2017, Mr. Mendelsohn was granted an option to purchase 100,000 shares of common stock at the closing price of our common stock on February 22, 2017. Mr. Mendelsohn’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 24, 2017, Mr. Mendelsohn's salary for 2017 was set at $340,000 and his bonus goal was set at $360,000. Mr. Mendelsohn’s incentive plan for 2017 is based on (i) the Company achieving a 5% increase in the 2017 normalized AFFO over the 2016 normalized AFFO and (ii) the Company achieving a 5% increase in the 2017 recurring dividend payments over the 2016 recurring dividend payments.

Other Named Executive Officers

Roger Hopkins

On February 19, 2016, Mr. Hopkins’ salary for 2016 was set at $295,000 and his bonus goal was set at $225,000. His bonus goal was structured such that Mr. Hopkins is entitled to a bonus based on the Company achieving the 5% increase in normalized AFFO as described above and the Company achieving a 5% increase in the recurring dividend payment goal as described above. Based on the foregoing, on February 16, 2017, Mr. Hopkins was granted a bonus in the amount of $225,000 for achieving his goals. In addition, the Board elected to pay Mr. Hopkins a discretionary bonus of $40,000 as a result of the exceptional performance for 2016. On February 16, 2017, Mr. Hopkins was also granted an option to purchase 50,000 shares of common stock at the closing price of our common stock on February 22, 2017. Mr. Hopkins’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 24, 2017, Mr. Hopkins’ salary for 2017 was set at $300,000 and his bonus goal was set at $250,000. His bonus goal was structured such that Mr. Hopkins is entitled to a bonus based on the Company achieving the 5% increase in normalized AFFO as described above and the Company achieving a 5% increase in the recurring dividend payment goal as described above.

Kristin Gaines

On February 19, 2016, Kristin S. Gaines’ base salary was set at $160,000. Ms. Gaines’ incentive plan for 2016 provided for a bonus goal of $300,000 based on achieving closings of lease or loan transactions and contributing to the achievement of normalized AFFO and recurring dividend payout goals as disclosed above. Based on the foregoing, on February 16, 2017, the Compensation Committee granted Ms. Gaines a bonus of $340,000 for 2016. This included her bonus goal of $300,000, plus a discretionary bonus of $40,000 as a result of the Company exceeding the normalized AFFO and recurring dividend payments as described above. In addition, on February 16, 2017, the Company granted Ms. Gaines an option to purchase 50,000 shares of our common stock at the closing price of our common stock on February 22, 2017. Ms. Gaines’ option vests one third on the date of grant and one third on each of the first and second anniversary of the date of grant. On February 24, 2017, Ms. Gaines’ salary for 2017 was set at $168,000 and her bonus goal was set at $300,000. Ms. Gaines’ incentive plan for 2017 is based on the Company achieving the normalized AFFO goal described above and the Company achieving the recurring dividend payment goal described above.

Kevin C. Pascoe

On February 19, 2016, Mr. Pascoe’s base salary was set at $175,000. Mr. Pascoe’s incentive plan for 2016 provided for a bonus goal of $280,000 based on achieving closings of lease or loan transactions and contributing to the achievement of normalized AFFO and recurring dividend payout goals as disclosed above. Based on the foregoing, on February 16, 2017, the Compensation Committee granted Mr. Pascoe a bonus of $430,000 for 2016. This included his bonus goal of $280,000, plus a discretionary bonus of $150,000 as a result of the Company exceeding the normalized AFFO and recurring dividend payments as described above. In addition, on February 16, 2017, the Company granted Mr. Pascoe an option to purchase 50,000 shares of our common stock at the closing price of our common stock on February 22, 2017. Mr. Pascoe’s option vests one third on the date of grant and one third on each of the first and second anniversary of the date of grant. On February 24, 2017, Mr. Pascoe’s salary for 2017 was set at $200,000 and his bonus goal was set at $300,000. Mr. Pascoe’s incentive plan for 2017 is based on the Company achieving the normalized AFFO goal described above and the Company achieving the recurring dividend payment goal described above

John Spaid

On March 8, 2016, Mr. Spaid joined the Company as Executive Vice-President of Finance. Mr. Spaid’s employment letter provided for a signing bonus of $30,000, a relocation payment of $20,000 and an initial base salary of $160,000. Mr. Spaid’s incentive plan for 2016 provided for a bonus goal of $160,000 based on contributing to the achievement of normalized AFFO and recurring dividend payout goals as disclosed above. On March 8, 2016, Mr. Spaid was also granted an option to purchase 40,000 shares of our Common stock at $63.63 per share (the grant date market price). Based on the foregoing, on February 16, 2017, the Compensation Committee granted Mr. Spaid a bonus of $200,000 for 2016. This included his bonus goal of $160,000, plus a discretionary bonus of $40,000 as a result of the Company exceeding the normalized AFFO and recurring dividend payments as described above. In addition, on February 16, 2017, the Company granted Mr. Spaid an option to purchase 40,000 shares of our common stock at the closing price of our common stock on February 22, 2017. Mr. Spaid’s option vests one third on the date of grant and one third on each of the first and second anniversary of the date of grant. On February 24, 2017, Mr. Spaid’s salary for 2017 was set at $163,200 and his bonus goal was set at $180,000. Mr. Spaid’s incentive plan for 2017 is based on the Company achieving the normalized AFFO goal described above and the Company achieving the recurring dividend payment goal described above.

Equity Ownership Requirements.

The Company strongly encourages its officers to maintain a significant equity ownership in the Company. The Company has not felt the need to adopt a formal policy on equity ownership because its management has historically held significant amounts of NHI Common Stock. As of March 10, 2017, each executive officer, other than Mr. Mendelsohn and Mr. Spaid, owned stock (excluding options) with a value at least seven times their annual base salary. Mr. Mendelsohn joined NHI in 2015 and Mr. Spaid joined NHI in 2016 and the Company expects them to acquire a more meaningful equity ownership in the Company over the next few years.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. The Chief Executive Officer does make recommendations to the Compensation Committee relating to the compensation of executive officers who directly report to him, but the Compensation Committee has full autonomy in determining executive compensation.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

2016 Summary Compensation Table

The following table sets forth the compensation earned by the Chief Executive Officer and President, Chief Accounting Officer, Chief Credit Officer, Executive Vice President - Investments and Executive Vice President - Finance at December 31, 2016, or during the 2016 fiscal year (collectively, the “named executive officers”) for their services in all capacities to the Company for the 2016, 2015 and 2014 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)(3)	Total ($)
D. Eric Mendelsohn(1) Chief Executive Officer and President	2016	300,000	300,000	—	272,270	300,000	—	7,950	1,180,220
	2015	198,000	150,000	—	196,239	—	—	182,950	727,189
	2014	—	—	—	—	—	—	—	—
Roger R. Hopkins Chief Accounting Officer	2016	295,000	40,000	—	181,513	225,000	—	7,950	749,463
	2015	286,841	40,000	—	245,300	225,000	—	7,950	805,091
	2014	278,486	80,000	—	256,976	150,000	—	7,800	773,262
Kristin S. Gaines Chief Credit Officer	2016	160,000	40,000	—	181,513	300,000	—	7,950	689,463
	2015	155,167	40,000	—	245,300	300,000	—	7,950	748,417
	2014	150,648	80,000	—	256,976	200,000	—	7,800	695,424
Kevin C. Pascoe(4) EVP, Investments	2016	175,000	150,000	—	181,513	280,000	—	7,950	794,463
	2015	150,000	40,000	—	196,239	280,000	—	7,950	674,189
	2014	—	—	—	—	—	—	—	—
John Spaid(5) EVP, Finance	2016	160,000	40,000	—	160,787	160,000	—	55,977	576,764
	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—
(1) Mr. Mendelsohn was appointed interim CEO in August 2015 and was appointed President and CEO in October 2015.
(2) Represents amounts to be expensed by us over the vesting period for grants made to executive officers. Such grants provide our executive officers the opportunity to purchase shares of NHI common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of the stock option grants is based on the grant date fair value. The grant date fair value is determined in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the expense, refer to the Notes of NHI’s consolidated financial statements in Form 10-K for the years ended December 31, 2016, 2015 and 2014, as filed with the SEC. The grant date fair value does not represent cash received by the executive. Stock option grants are designed to provide long-term (up to ten years) incentives and awards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation.
(3) Represents matching contributions to NHI’s 401(k) Plan; includes a $75,000 signing bonus and a $100,000 relocation payment for Eric Mendelsohn for 2015; includes a $30,000 signing bonus and a $20,000 relocation bonus for John Spaid for 2016.

(4)	Mr. Pascoe was named Executive Vice President - Investments in January 2015 and Chief Investment Officer in February 2017.
(5) Mr. Spaid was named Executive Vice President - Finance in March 2016.

Grants of Plan-Based Awards in 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(2)
		Threshold ($)	Target ($)(1)	Maximum ($)
D. Eric Mendelsohn	2/22/2016	—	300,000	—	—	75,000	60.52	3.63
Roger R. Hopkins	2/22/2016	—	225,000	—	—	50,000	60.52	3.63
Kristin S. Gaines	2/22/2016	—	300,000	—	—	50,000	60.52	3.63
Kevin C. Pascoe	2/22/2016	—	280,000	—	—	50,000	60.52	3.63
John Spaid	3/8/2016	—	160,000	—	—	40,000	63.63	4.02

(1) Amounts represent target bonus for 2016. The target amount is based on the executive achieving each bonus target described above. The amount actually paid under this non-equity incentive plan is included in the Bonus and Non-Equity Incentive Plan columns of the Summary Compensation Table.
(2) The grant date fair value is determined in accordance with ASC Topic 718 and does not represent cash received by the named executive officers in 2016. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation.

2016 Option Exercises and Stock Vested at Fiscal Year-End

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	(Spread) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. Eric Mendelsohn	51,666	242,130	—	—
Roger R. Hopkins	149,998	1,012,983	—	—
Kristin S. Gaines	50,002	820,192	—	—
Kevin C. Pascoe	79,999	412,461	—	—
John Spaid	13,333	38,532	—	—

2016 Outstanding Equity Awards at Fiscal Year-End

	Options Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
D. Eric Mendelsohn	—	13,334	72.11	2/20/2020	—	—
	—	50,000	60.52	2/22/2021	—	—
Roger R. Hopkins	—	16,668	72.11	2/20/2020	—	—
	—	33,334	60.52	2/22/2021	—	—
Kristin S. Gaines	50,000	—	61.31	2/25/2019	—	—
	33,332	16,668	72.11	2/20/2020	—	—
	16,666	33,334	60.52	2/22/2021	—	—
Kevin C. Pascoe	—	13,334	72.11	2/20/2020	—	—
	—	33,334	60.52	2/22/2021	—	—
John Spaid	—	26,667	63.63	3/8/2021

Potential Payments upon Termination or Change-in-Control

Mr. Mendelsohn was the only executive officer that had an employment agreement during 2016. In connection with the appointment of Mr. Mendelsohn as President and CEO, the Company entered into an employment agreement with Mr. Mendelsohn effective October 5, 2015. The Agreement had an initial term until December 31, 2016, automatically renews each year unless 90 days’ notice of intention not to renew is given by either party and provides an initial base salary of $300,000. The Agreement provides a Cash Performance Incentive Plan which is driven by the Company’s adjusted funds from operations and dividend growth. The Agreement also provides that Mr. Mendelsohn is subject to a 24 month non-compete and non-solicitation period following termination of his employment. The Agreement further provides that if his employment is terminated due to a Without Cause Termination or Constructive Discharge (each as defined in the Agreement), the Company will pay Mr. Mendelsohn $25,000 a month for up to 24 months provided Mr. Mendelsohn has not accepted new employment. If Mr. Mendelsohn had been terminated pursuant to a Without Cause Termination or a Constructive Discharge on December 31, 2016, Mr. Mendelsohn would have been entitled to severance payments equal to $25,000 a month up to a maximum of $600,000 provided that Mr. Mendelsohn did not become employed during that twenty-four month period. There is no provision in Mr. Mendelsohn’s employment agreement regarding a change in control, only the above described termination without cause. At December 31, 2016, Mr. Mendelsohn held unvested options to purchase 63,334 shares of common stock. The 2005 Stock Option Plan and the 2012 Stock Option Plan provide that a dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding option to accelerate. Thus, if such an event had occurred at December 31, 2016, Mr. Mendelsohn would have received value equal to $710,000 based on the number of unvested options that would have vested upon such event multiplied by the difference between the exercise price of such unvested options and $74.17, the closing market price of the Company’s common stock on December 31, 2016.

At December 31, 2016, Mr. Hopkins held unvested options to purchase 50,002 shares of common stock, Ms. Gaines held unvested options to purchase 50,002 shares of common stock, Mr. Pascoe held unvested options to purchase 46,668 shares of common stock and Mr Spaid held unvested options to purchase 26,667 shares of common stock. The 2005 Stock Option Plan and the 2012 Stock Option Plan provide that a dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding option to accelerate. If such an event had occurred at December 31, 2016, Mr. Hopkins would have received value equal to $489,000, Ms. Gaines would have received value equal to $489,000, Mr. Pascoe would have received value equal to $482,000 and Mr. Spaid would have received value equal to $281,000 based on the number of unvested options that would have vested upon such event multiplied by the difference between the exercise price of such unvested options and $74.17, the closing market price of the Company’s common stock on December 31, 2016.

Equity Compensation Plans

The Company currently has two stock option plans, the 2005 Stock Option Plan and the 2012 Stock Option Plan (collectively the “Option Plans”). The maximum number of shares of Company common stock which may be awarded and delivered under the 2012 Stock Option Plan is 3,000,000 shares. The maximum number of shares of Company common stock which could have been awarded and delivered under the 2005 Stock Option Plan was 1,500,000 shares. As of December 31, 2015, the 2005 Plan has expired and no additional shares may be granted under the 2005 Plan. The 2012 Stock Option Plan continues the long-standing automatic grant of non-statutory options to the independent directors of the Board. Pursuant to the terms of the 2012 Stock Option Plan, independent directors will receive a fully vested option to purchase 20,000 shares once a year at the closing price of the shares on the third business day after the Company releases earnings for the prior year.

The Compensation Committee may grant Stock Appreciation Rights (“SAR”) under the Option Plans. The terms and conditions of each SAR granted under the Option Plans shall be as specified by the Compensation Committee, in its sole discretion, and must be set forth in a written agreement between the Company and the participant, and shall be clearly identified therein as a SAR.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options and SAR awards may be granted under the Option Plans to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted.

The Compensation Committee determines when options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the Option Plans, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee. In addition, the Compensation Committee may permit a participant to elect to pay the exercise price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received upon the exercise of SARs, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

The federal income tax consequences to the Company, its affiliates and their employees of awards under the Option Plans are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

Non-qualified stock options granted under the Option Plans do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

The 2005 Plan expired in March 2015 and no additional shares may be granted under the 2005 Plan; however, options that are currently outstanding remain outstanding and exercisable. As of March 10, 2017, there were options to purchase 21,668 shares of common stock outstanding under the 2005 Stock Option Plan. At December 31, 2016, there were 1,446,668 shares available for grant under the 2012 Stock Option Plan. At December 31, 2016, there were 520,011 options to purchase shares of common stock outstanding under the 2012 Stock Option Plan.

Equity Compensation Plan Information. The following table provides aggregate information as of December 31, 2016, with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2005 Plan: 21,668	$55.09	2005 Plan: -
	2012 Plan: 520,011	$64.09	2012 Plan: 1,446,668
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	541,679	$63.73	1,446,668

Director Compensation

During 2016, the independent directors received compensation for their Board service in the amount of $6,000 per meeting attended, plus fully vested options to purchase 20,000 shares of Company stock based on the closing price of NHI’s shares on February 22, 2016, the third business day following the filing of the Company’s Annual Report on Form 10-K. Mr. McCabe received an additional $2,500 per meeting of the Audit Committee. The automatic grant of options to our independent directors has previously been approved by our shareholders. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company. We do not pay any retainer fees and only compensate directors for meetings attended. In addition, our option grants only have value if the Company’s stock price increases. We believe our director compensation package is reasonable.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Comp.($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp. ($)	Total ($)
W. Andrew Adams	54,000	—	70,564	—	—	—	124,564
Robert T. Webb	58,500	—	70,564	—	—	—	129,064
Robert A. McCabe, Jr.	71,000	—	70,564	—	—	—	141,564
James R. Jobe	58,500	—	70,564	—	—	—	129,064
(1) This represents the amount of stock compensation expense recorded by the Company in 2016 for the automatic grant (each year) of 20,000 option shares to each independent director on the third day following the Company’s annual earnings release. The exercise price of the options is the closing price of our common stock on the NYSE on the day the options are granted. The options vest immediately.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate professional fees billed by BDO for each of the following categories of services for the past two years are set forth below:

	2016	2015
Audit Fees(1)	$612,022	$593,372
Audit-Related Fees(2)	$107,056	$145,947
Tax Fees	—	—
All Other Fees	—	—
(1) Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim consolidated financial statements, review of SEC comment letters, and consultation on significant accounting matters of $503,349 and $478,379, respectively, for 2016 and 2015, and fees in connection with the Company’s comfort letters for offerings in 2016 and 2015 of $108,673 and $114,993, respectively.
(2) Fees for audit-related services to the Company include due diligence procedures and debt compliance procedures of $107,056 and $145,947 for 2016 and 2015, respectively.

The Audit Committee exercised its responsibility to pre-approve all services provided by BDO within the categories listed above. The Audit Committee delegates to the Chairman of the Committee the authority to pre-approve fees for services to be provided by BDO until a formal annual audit plan and fee estimate is presented to a regularly scheduled meeting of the Audit Committee for review and approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee currently consists of Mr. Webb, Mr. McCabe and Mr. Jobe. None of the members of the Compensation Committee have ever been officers or employees of the Company. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company. Mr. McCabe is the Chairman of Pinnacle Financial Partners and the Company has a banking relationship with Pinnacle as described under “Certain Relationships and Related Transactions.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file statements with the SEC and the NYSE of initial reports of ownership and reports of changes in ownership of such equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to file these reports within two business days of the transaction, and to furnish us with copies of all such forms they file.

To our knowledge, and based solely on review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2016, all filing requirements applicable to our executive officers, directors, and persons who beneficially own more than ten percent of our common stock were fulfilled and timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

National HealthCare Corporation

As of December 31, 2016, we leased 42 health care facilities under two master leases to NHC, a publicly-held company and the lessee of our legacy properties. The facilities leased to NHC consist of 3 independent living facilities and 39 skilled nursing facilities (4 of which are subleased to other parties for whom the lease payments are guaranteed to us by NHC). These facilities are leased to NHC under the terms of an amended Master Lease Agreement dated October 17, 1991 (“the 1991 lease”) that includes our 35 remaining legacy properties, and a Master Lease Agreement dated August 30, 2013 (“the 2013 lease”), discussed below, that includes seven skilled nursing facilities acquired from ElderTrust on August 31, 2013.

The 1991 lease has been amended to extend the lease expiration to December 31, 2026. There are two additional 5-year renewal options, each at fair rental value of such leased property as negotiated between the parties and determined without including the value attributable to any improvements to the leased property voluntarily made by NHC at its expense. Under the terms of the 1991 lease, the base annual rental is $30,750,000 and rent escalates by 4% of the increase, if any, in each facility’s revenue over a 2007 base year. The 2013 lease provides for a base annual rental of $3,450,000 and has a lease expiration of August 2028. Under the terms of the 2013 lease, rent escalates 4% of the increase in each facility’s revenue over the 2014 base year. For both the 1991 lease and the 2013 lease, we refer to this additional rent component as “percentage rent.” During the last three years of the 2013 lease, NHC will have the option to purchase the facilities for $49,000,000.

Of our total revenue, $37,626,000 (15%), $36,625,000 (16%) and $36,453,000 (21%) in 2016, 2015 and 2014, respectively, were derived from the two lease agreements with NHC.

W. Andrew Adams is on the Board of Directors of NHC and his brother, Robert Adams, is Chairman of its Board of Directors and was the Chief Executive Officer until his retirement on December 31, 2016.

At December 31, 2016, NHC owned 1,630,642 shares of our common stock.

Pinnacle Financial Partners

We have a primary banking relationship with Pinnacle Financial Partners (“Pinnacle”), the fourth largest bank in the Nashville market area. Mr. McCabe is Chairman of the Board of Directors of Pinnacle and, based upon the advice of our legal counsel, our banking relationship with Pinnacle is not prohibited by law or regulation.

In addition, Pinnacle is a participating bank in our amended $800,000,000 senior unsecured credit facility dated June 2015 . The credit facility is provided by Wells Fargo, as Administrative Agent, the Swing Line Lender and the Issuing Bank, with Pinnacle National Bank as a participating bank. Pursuant to the Credit Agreement, Pinnacle committed to fund a maximum of $43,000,000 of the $800,000,000 credit facility. Our Board of Directors has reviewed these relationships between the Company and Pinnacle and determined that Mr. McCabe remains an independent director in compliance with the NYSE rules.

Policy regarding Related Party Transactions

The Company has a policy that any related party transaction must be reviewed and approved by the Audit Committee of the Board. This related party policy is in writing and is a part of the Audit Committee Charter which is published on our website. The Audit Committee applies this policy to any transaction, arrangement or relationship in which NHI or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 and in which an executive officer, director, director nominee or 5% shareholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest. Any transactions between NHI and its officers, directors and affiliates will be on terms as favorable to NHI as can be obtained from unaffiliated third parties.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. The Company’s Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at four. Thus, two directors have been nominated for election at the May 8, 2017 meeting for a term of three years or until their successor is duly elected and qualified. On February 16, 2017, the Board’s Nominating and Corporate Governance Committee recommended and the full Board nominated Mr. Adams and Mr. McCabe for re-election to the Board of Directors. NHI’s Bylaws require that Directors be elected by a majority of the votes cast. If a proxy does not specifically vote against the election of Mr. Adams and Mr. McCabe, your proxy holder intends to vote for the election of Mr. Adams and Mr. McCabe to hold office as a director for a term of three years or until their successors have been duly elected and qualified.

If Mr. Adams and Mr. McCabe become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder, to the extent permitted under the federal securities laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
MR. ADAMS AND MR. MCCABE AS PROVIDED IN PROPOSAL I.

PROPOSAL II
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company is asking its shareholders to indicate their support for its named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We believe that our executive compensation is designed to reward our officers for the Company’s performance as a whole and for each officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year and are significantly tied to the Company’s achievement of normalized funds from operation and recurring dividend payment goals. We believe that these goals are aligned with the interests of our shareholders.

The “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the shareholders’ concerns and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company has elected to hold the “say-on-pay” vote every year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT AS PROVIDED IN PROPOSAL II.

PROPOSAL III
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board invites our shareholders to indicate how frequently the Company should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Proposal II included in this proxy statement. Shareholders may indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years, or abstain from voting.
We held our last advisory vote on the frequency of say-on-pay proposals in 2011, and based on the vote of our shareholders we concluded to hold an advisory vote on the compensation of our named executive officers every year. We are required to hold an advisory vote on the frequency of say-on-pay proposals every six years. After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation.
In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s shareholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, the Company’s shareholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices and is consistent with the views expressed by our shareholders through our shareholder engagement program. The Company understands that our shareholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from our shareholders on this proposal.
Please mark on the proxy card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.
The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s shareholders.
A scheduling vote similar to this Proposal III will occur at least once every six years.
The option of once every one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. This vote is advisory and, therefore, not binding, and the Board of Directors may decide in the future that it is in our best interests and in the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING SHAREHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PROVIDED IN PROPOSAL III.

PROPOSAL IV
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has retained BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Although a shareholder vote is not required, the Board of Directors submits this accounting firm for approval by the shareholders as a matter of good corporate governance. BDO has audited the Company’s consolidated financial statements since 2004, and has also provided the required Sarbanes-Oxley §404 attestation.

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the Audit Committee’s selection of BDO as our independent registered public accounting firm. If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company’s shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent registered public accounting firm.

Representatives of BDO are expected to be present at the Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS PROVIDED IN PROPOSAL IV.

How We Count the Votes

*
Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company’s Secretary who will determine whether or not a quorum is present.

*
Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. As a result, abstentions will not have any effect on the voting results with respect to Proposal I, Proposal II, Proposal III or Proposal IV.

*
If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a “broker non-vote” may affect establishment of a quorum, but once a quorum is established, will have no effect on the voting on Proposal I, Proposal II, Proposal III or Proposal IV.

*
A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of the director and the approval of Proposal II, Proposal III and Proposal IV.

SHAREHOLDER COMMUNICATIONS

How can shareholders communicate with the Company’s executive officers and Board of Directors?

The Board of Directors has created the “NHI Valuesline” program in order to enable interested parties to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors (including the independent directors as a group), and the NHI Board. The NHI Valuesline toll free number is 877-880-2974 and is answered by an independent contractor who transmits the communication to the Company’s corporate secretary and establishes a date by which the caller can obtain a response to the communication, if so requested. The corporate secretary will forward any inquiries to or about executive officers or directors to the Chairman of the Nominating and Corporate Governance Committee. The corporate secretary of the Company will coordinate any necessary communication and response.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, which is commonly referred to as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. NHI and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. NHI will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: NHI, 222 Robert Rose Drive
Murfreesboro, Tennessee 37129, Attention: Investor Relations. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.

Does the Company provide additional information on its website?

The NHI website (www.nhireit.com) provides information on the Company, including all public filings (Form 10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference:

*    Corporate Governance Guidelines
*    The Restated Audit Committee Charter
*    The Compensation Committee Charter
*    The Nominating and Corporate Governance Committee Charter
*    Valuesline Information
*    The NHI Code of Ethics

The Code of Ethics has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any amendments or waivers to the Code of Ethics. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last two years can be accessed through the site’s press release page. The website is updated regularly for any SEC filings and press releases.

Are there any other matters to be addressed at the Meeting?

We know of no other matters to be brought before the Meeting, but if other matters are properly brought up before or at the Meeting, the officers named in your proxy will vote as recommended by the Board of Directors on such matters, or if the Board of Directors does not give a recommendation, they will have discretion to vote in accordance with their best judgment on such matters, in each case to the extent permitted under the federal securities laws.

Corporate Trust Department
RM 225-ANEX
Atlanta, GA 30302-4418

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR all nominees

1. Election of Directors

Nominees	For	Against	Abstain
1a W. Andrew Adams	☐	☐	☐
1b Robert A McCabe, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2

	For	Against	Abstain
2 Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3

	1 year	2 years	3 years	Abstain
3 To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4

	For	Against	Abstain
4 Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for year ending December 31, 2017.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
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0000318324_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive
Murfreesboro, Tenessee 37129
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints D. Eric Mendelsohn and/or Roger R. Hopkins as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Embassy Suites, 1200 Conference Center Blvd., Murfreesboro, Tennessee, on Monday, May 8, 2017 at 1:00 p.m. and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals listed on the reverse side more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 4 AND FOR ONE YEAR FOR PROPOSAL 3.**

0000318324_2 R1.0.1.15

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 08, 2017

NATIONAL HEALTH INVESTORS, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 10, 2017
Date: May 08, 2017 **Time:** 1:00 PM CDT
Location: Embassy Suites
1200 Conference Center Blvd.
Murfreesboro, Tennessee

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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0000318321_1 R1.0.1.15

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K   2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before April 23, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000318321_2 R1.0.1.15

Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

1a W. Andrew Adams

1b Robert A McCabe, Jr.

The Board of Directors recommends you vote FOR the following proposal(s):

2 Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying proxy statement.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

The Board of Directors recommends you vote FOR the following proposal(s):

4 Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for year ending December 31, 2017.

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→ 0000 0000 0000 0000

Broadridge Internal Use Only
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Voting items Continued

Reserved for Broadridge Internal Control Information

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000318321_4 R1.0.1.15

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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